Exhibit 99.1

Encore Acquisition Company Announces Distribution of Remaining Shares by Warburg Pincus

FORT WORTH, Texas—(BUSINESS WIRE)—December 20, 2004

Encore Acquisition Company (NYSE:EAC) announced today that Warburg Pincus has informed the Company that it has distributed its remaining 2,919,952 shares of the Company to its investors.

About the Company:

Organized in 1998, Encore is a growing independent energy company engaged in the acquisition, development and exploitation of North American oil and natural gas reserves. Encore’s oil and natural gas reserves are in four core areas: the Cedar Creek Anticline of Montana and North Dakota; the Permian Basin of West Texas and Southeastern New Mexico; the Mid Continent area, which includes the Arkoma and Anadarko Basins of Oklahoma, the North Louisiana Salt Basin, the East Texas Basin and the Barnett Shale near Fort Worth, Texas; and the Rocky Mountains. Encore’s latest investor presentation is available on the Company’s website at www.encoreacq.com.

Contact:

Encore Acquisition Company, Fort Worth
Roy W. Jageman, 817-339-0861
or
William J. Van Wyk, 817-339-0812